UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2005 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Nathan Lane North Plymouth, Minnesota		55442
(Address of Principal Executive Offices)		(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On October 7, 2005, ev3 Inc. (“ev3”) delivered a private letter to the board of directors of Micro Therapeutics, Inc. in which ev3 proposed (the “Proposal”) to acquire all of outstanding shares of MTI common stock it does not already own through an exchange offer (the “Exchange Offer”) to be made to MTI’s stockholders at a purchase price of $6.91 per share of MTI common stock, payable in shares of ev3 common stock.  Based upon discussions between ev3 and the special independent committee of MTI’s board of directors (the “Special Committee”) between October 7, 2005 and October 9, 2005, ev3 subsequently revised the Proposal to provide for an exchange ratio of 0.45797 of a share of ev3 common stock for each outstanding share of MTI common stock.  During the late evening of October 9, 2005, the Special Committee informed ev3 that, based on its analysis to date, it intends to recommend acceptance of the Exchange Offer based on this exchange ratio, subject to satisfactory due diligence, final agreement regarding the terms of the Exchange Offer and related documentation and receipt of a formal fairness opinion from the Special Committee’s financial advisor.  Also during the late evening of October 9, 2005, the Special Committee’s counsel informed ev3’s counsel that MTI intended to issue a press release in the morning of October 10, 2005 announcing MTI’s receipt of the Proposal and the Special Committee’s intention to recommend acceptance of the Exchange Offer.  In light of MTI’s intention to issue a press release, ev3 determined that it would issue a press release as well on October 10, 2005.

A copy of ev3’s letter delivered to MTI’s board of directors is attached hereto as Exhibit 99.1.  A copy of ev3’s press release is attached hereto as Exhibit 99.2.

ev3 expects to file its offering materials with the Securities and Exchange Commission (the “SEC”) and to commence the Exchange Offer as soon as practicable thereafter.  ev3 currently owns approximately 70.2% of the outstanding shares of MTI’s common stock.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Letter from ev3 Inc. to the Board of Directors of Micro Therapeutics, Inc., dated October 7, 2005

99.2	Press Release of ev3 Inc., dated October 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2005	ev3 Inc.

	By:	/s/ L. Cecily Hines
		Name:	L. Cecily Hines
		Title:	Vice President, Secretary
and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from ev3 Inc. to the Board of Directors of Micro Therapeutics, Inc., dated October 7, 2005

99.2	Press Release of ev3 Inc., dated October 10, 2005